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         50 Fremont Street                       Telephone:  (415) 247-4000
         San Francisco, California  94105-2230   Facsimile:  (415) 247-4329



                                                                  EXHIBIT 11(a)


INDEPENDENT AUDITORS' CONSENT

SIFE Trust Fund:

We consent to (a) the incorporation by reference in this Post-Effective Amendment No. 42 to Registration Statement No. 2-17277 of SIFE Tust Fund on Form N-1A of our report dated February 5, 1997 appearing in the Statement of Additional Information which is incorporated by reference in this Registration Statement, and (b) the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is incorporated by reference in such Registration Statement.


/s/ Deloitte & Touche LLP

May 14, 1997




DELOITTE TOUCHE
TOHMATSU
INTERNATIONAL